Exhibit 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                             SCIENTIFIC ENERGY, INC.


         The undersigned incorporator, desiring to form a corporation under the laws and constitution of the state of Utah, does hereby sign and deliver, in duplicate, to the Division of Corporations and Commercial Code of the state of Utah, these Articles of Incorporation for Scientific Energy, Inc. (hereinafter referred to as the "Corporation"):


                                    ARTICLE I
                                      NAME

         The name of the Corporation shall be Scientific Energy, Inc.


                                   ARTICLE II
                                     PURPOSE

         The Corporation is organized for the following purposes:

                  (a) to research, develop, manufacture, market, and sell power-generating products and other devices of any kind or nature; and

                  (b) to engage in any lawful  purpose or  purposes  for which a
         corporation   may  be  organized   under  the  Utah  Revised   Business
         Corporation Act, as amended.


                                   ARTICLE III
                                AUTHORIZED SHARES

         The Corporation shall have the authority to issue 25,000,000 shares, consisting of 20,000,000 shares of common stock, par value of $0.01, and 5,000,000 shares of preferred stock, par value of $0.01. The common stock, in the absence of a designation of a separate series by the board of directors as hereinafter provided, shall have unlimited voting rights and is entitled to receive the net assets of the Corporation upon dissolution. The board of directors of this Corporation is hereby expressly granted authority, without stockholder action, and within the limits set forth in the Utah Revised Business Corporation Act, to:

                  (a)  designate,   in  whole  or  in  part,  the   preferences,
         limitations, and relative rights of any class of shares before the issuance of any shares of that class;

                  (b) create one or more series within a class of shares, fix the number of shares of each such series, and designate, in whole or part, the preferences, limitations, and relative rights of the series, all before the issuance of any shares of that series;

                  (c) alter or revoke the preferences, limitations, and relative rights granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares; or

                  (d) increase or decrease the number of shares constituting any series, the number of shares of which was originally fixed by the board of directors, either before or after the issuance of shares of the series; provided that, the number may not be decreased below the number of shares of the series then outstanding, or increased above the total number of authorized shares of the applicable class of shares available for designation as a part of the series.

The allocation between the classes, or among the series of each class, of unlimited voting rights and the right to receive the net assets of the Corporation upon dissolution, shall be as designated by the board of directors. Shares of any class of stock may be issued, without stockholder action, from time to time in one or more series as may from time to time be determined by the board of directors.


                                   ARTICLE IV
                            CONTROL SHARE ACQUISITION

         The provisions of the Control Share Acquisitions Act, section 61-6-1 et. seq., of the Utah Revised Code, shall not be applicable to control share acquisition of the securities of the Corporation. This election is made in accordance with the provisions of section 61-6-1 of the Utah Revised Code.


                                    ARTICLE V
                             LIMITATION ON LIABILITY

         To the fullest extent permitted by the Utah Revised Business Corporation Act or any other applicable law as now in effect or as it may hereafter be amended, a director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for any action taken or any failure to take any action as a director.


                                   ARTICLE VI
               INDEMNIFICATION OF OFFICERS, DIRECTORS, AND OTHERS

         To the fullest extent permitted by the Utah Revised Business Corporation Act or any other applicable law as now in effect or as it may hereafter be amended, the Corporation shall indemnify directors as set forth in the bylaws. The Corporation may indemnify officers, employees, fiduciaries, and agents to the extent provided for in the bylaws or authorized by the board of directors.


                                   ARTICLE VII
                     REGISTERED OFFICE AND REGISTERED AGENT

         The address of the Corporation's registered office and the name of the registered agent at that address in the state of Utah is:

                                Todd B. Crosland
                               630 North 400 West
                           Salt Lake City, Utah 84103

Either the registered office or the registered agent may be changed in the manner provided for by law.


                                  ARTICLE VIII
                                  INCORPORATOR

         The name and address of the incorporator signing these Articles of Incorporation is as follows:

                                Todd B. Crosland
                               630 North 400 West
                           Salt Lake City, Utah 84103


         The undersigned affirms and acknowledges, under penalties of perjury, that the foregoing instrument is my act and deed and that the facts stated herein are true.

         DATED this ____ day of May, 2001.




                         Todd B. Crosland, Incorporator

         The  undersigned   hereby  accepts  and  acknowledges   appointment  as
registered agent of

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                       Todd B. Crosland, Registered Agent